SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

On October 18, 2010, Generex Biotechnology Corporation released the following press release in connection with its solicitation of proxies for its Special Meeting of stockholders to be reconvened on October 18, 2010:

Generex Provides Additional Reverse Stock Split Information for the Consideration of Stockholders

Scientific Advisor Dr. Joseph Rubinfeld Joins Dr. Craig Eagle in Support of the Reverse Stock Split Proposal

WORCESTER, MA, October 18, 2010 (PrNewsWire) – Generex Biotechnology Corporation (NasdaqCM: GNBT, www.generex.com) announced today that Dr. Joseph Rubinfeld, an independent scientific advisor to the Company and a member of the Company’s Scientific Advisory Board, issued the following statement in respect of the reverse stock split proposal being considered at today’s special meeting of the Generex stockholders:

“Having been intimately involved in the drug development world for over 40 years, I have hands-on experience with the dilemma faced by Generex and its shareholders on the day of this important vote.  Many shareholders have personal experience with a reverse split or a delisting which has helped to shape their opinion on how to vote. Still others may look to point the finger of blame at management regardless of the current management’s role in arriving at this point. I believe that it is important for every shareholder at this time to carefully consider the future in casting their vote as opposed to looking in the rear view mirror.  I myself am confident that Generex has the ability to become a powerful force in immunotherapeutic vaccines and delivery of metabolic drug therapies but, there is still work ahead.  That work includes further clinical trials and, in time, collaboration with larger pharmaceutical companies.  As we continue to do this work we will look to the capital markets and there is no doubt that our financing opportunities will be more advantageous to our current shareholder base as a NASDAQ listed company.  The same holds true when negotiating with potential partners. Generex stock is at a crossroads and I believe that approving the reverse split proposal is at this time in the best interest for the company and its stockholders as in the long term it will place the company on a more solid footing and result in much less overall dilution.  I urge all who have not voted or have voted against the proposal to support Mark Fletcher and vote Yes.”

The Board of Directors of Generex has not withdrawn, modified or qualified its unanimous recommendation that the stockholders of Generex vote “FOR” the reverse stock split proposal.

Stockholders who have not yet voted or who wish to change previously cast votes are urged to contact their brokerage firms by no later than 2 p.m. today and provide voting instructions (the proxy departments of the brokerage firms will then contact Broadridge to enter the votes).  Brokerage firms are also encouraged to exercise their discretionary voting entitlements to avoid disenfranchising stockholders.

Until 4 p.m. Eastern today, stockholders may also send or scan completed proxy cards for the reconvened special meeting (with the control number(s) and both sides of the proxy card) to Generex by facsimile at 1-416-364-9363 or by email at info@generex.com.

Generex has filed with the SEC a definitive proxy statement dated August 23, 2010, as revised on August 27, 2010, and other relevant materials in connection with the special meeting.  Investors and security holders are urged to read the definitive proxy statement and other relevant materials filed by Generex with the SEC carefully because they contain important information about the proposed reverse stock split. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by Generex through the Web site maintained by the SEC at http://www.sec.gov.  In addition, investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement from Generex by submitting a written request to the Secretary of Generex at Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, by calling 305-918-7000 or via the Internet at http://investor.generex.com/sec.cfm.

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, buccal insulin (Generex Oral-lyn™), which has been approved in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.  Information contained in, or accessible through, the websites of Generex or Antigen Express is not incorporated herein and is not a part of the proxy soliciting material.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contacts:

Generex
Todd Falls
800-391-6755

Seahawk Capital Partners, Inc.
Joseph Moscato
646-599-6222

Media Contact:
Beckerman Public Relations
Christina Brozek
201-452-4849